Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (on Form S-8, Registration No. 333-153642) pertaining to the Real Goods Solar, Inc. 2008 Long-Term Incentive Plan of our report dated March 31, 2009, with respect to the consolidated financial statements and schedule of Real Goods Solar, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado

March 31, 2009